Bloomberg Tickers                                 Issuer Free Writing Prospectus
TR    DBLAUT5J                                        Filed pursuant to Rule 433
ER    DBLAUE5J                                       Registration No. 333-162195
                                                          Dated: October 7, 2009

                  Liquid Alpha USD 5 Index
                  Seeks to achieve
                  stable absolute
                  returns September
                  30, 2009

Deutsche Bank's Liquid Alpha 5 USD Index has existed since April 23, 2008.
Accordingly, any index performance shown in this presentation preceding that inception date does not reflect the performance of an actual index, but has been retrospectively calculated.

Deutsche Bank AG has filed a registration statement (including a prospectus)
with the SEC for the offerings to which this communication may relate. Before you invest, you should read the prospectus in that registration statement and other documents Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, Deutsche Bank AG, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-311-4409.

Alpha vs Beta
Introduction

o   Historically, managed investment products delivered long-only exposure to asset class returns. Managers sought to add value by trying to outperform their respective benchmarks

o   Returns attributable to the market benchmark were deemed beta while returns that exceeded the market benchmark were deemed alpha Alpha can be defined as the excess return between two assets: a long asset and short asset

o   In recent years, investors have looked to separate the alpha return (excess)
    from the beta return (market) DB responded by launching a series of alpha-generating long vs. short indices for each major asset class
    (equities, rates, currencies, commodities). These indices are not correlated to their respective asset class and therefore have little or no beta exposure

o   Deutsche Bank is now offering combined exposure to these four alpha indices in a risk targeted, efficient manner via the Liquid Alpha Index

Extracting the Excess Return of the Market
DB Introduces the Liquid Alpha Index

Liquid Alpha is a weighted combination of four proprietary alpha indices from four different asset classes, plus cash
The Underlying Assets(1)
------------------------

o   Equities: (S&P X-Alpha Index) seeks to generate alpha by going long a series of DB Regional Equity Style Indices and short their respective equity benchmarks

o   Commodities: (DB Commodity Harvest Index) long optimal yield commodity index
    vs. short commodity benchmark

o   Currencies: (DB Balanced Currency Harvest (USD-Funded) Index) long high interest rate currencies vs. short low interest rate currencies

o   Rates: (DB Smart Index) seeks to extract alpha from the difference between short- term and long-term interest rates (5x leveraged)

o   Cash: (DB Fed Funds Index) overnight Fed Funds rate

These indices are combined in a quantitative portfolio allocation model (optimizer) seeking risk targeted, optimal exposure to each asset class alpha strategy.

 1 Please see Appendix 1 for a detailed explanation of each Alpha Index

Extracting the Excess Return of the Market
Multi-Asset Alpha Index Dynamic Allocation

The weighting of each Alpha Index is determined by utilizing a model based on Modern Portfolio Theory. The Optimized Asset Allocator (OAA) seeks to determine the portfolio allocation which maximizes returns for a given level of volatility, subject to pre-defined constraints:

- Previous 60 business days correlation, volatility and returns for each alpha index and cash are used as inputs
- Constraints:

	Range Exposure
Equity	10%-50%
Commodity	10%-50%
Currency	10%-50%
Rates	10%-50%
Cash	0%-60%

- Volatility: Targeted at 5%
- Stop-Loss Mechanism: triggers an additional rebalancing


Proprietary Alpha Indices
S&P X-Alpha Index
Equity
Cash
DB Fed Funds Index
Commodity Harvest Index
Commodity
Rates
DB SMART Index
Fx Harvest Index
FX
Optimizer
Dynamic Asset Allocation
Volatility Targeting
α
Liquid Alpha Index

Deutsche Bank

3

[GRAPHIC OMITTED]

The Optimization Methodology

   Optimized Asset Allocation(1)

 Alpha from            Allocation between         Returns on 60              Volatility targeting
 different             alphas from different      business days
 asset classes         asset classes              Volatility on 60           Optimized portfolio
                       Quarterly                  business days              allocation

                       reallocation based         Correlation between
                       on constraints and         indices
                       on new risk-return         Risk Monitoring:
                       parameters
                                                  return trigger

                                                  Historical
                                                  Data Input
 Strategic             Tactical                                              Optimized
                       Asset                                                 Asset
 Asset Allocation
                       Allocation                                            Allocation

                                                            Risk
                                                            Profile

     1 The OAA is based upon Markowitz's Modern Portfolio Theory, also known as the theory of diversification; Markowitz won the 1990 Nobel Prize in Economics. Markowitz's
     "efficient frontier" refers to a series of optimal portfolio allocations that will maximize return for a given level of risk.

Optimized Asset Allocation Model:
A Risk Adjusted Return Optimisation Tool

Input

- Volatility Target: 5%
- Underlying Universe:

Equity

Commodity

Currency

Rates

Cash

Optimized Asset Allocator



efficient frontier
Optimized Portfolio
cash
Expected Return
Alpha Indices
5%
Volatility

Liquid Alpha TR 5

- Hypothetical Optimized Portfolio[1]:

Equity	-	30.00%
Commodity	-	16.74%
Currency	-	30.00%
Rates	-	22.78%
Cash	-	0.48%

[1]This is a hypothetical portfolio and does not represent an actual allocation

Constraints

Equity	-	10%-50%
Commodity	-	10%-50%
Currency	-	10%-50%
Rates	-	10%-50%
Cash	-	0%-60%

Deutsche Bank

5

Extracting the Excess Return of the Market
DB Introduces the Liquid Alpha Index

o   Key Features:

    -   Multi-asset alpha: Combination of 4 different asset alphas plus cash offers diversification

    -   Dynamic Asset Allocation: Based on Markowitz's portfolio theory, the
        Optimized Asset Allocator (OAA) model aims for the optimal asset allocation along the efficient frontier(1)

    -   Historically low correlation to traditional asset classes: Alpha has historically been independent from the asset class underlying each investment strategy

    -   Historically low correlation to each other: Each of the four Alpha Index strategies has historically had little or no correlation to the other three

    -   No Beta exposure: Zero net exposure to equities, bonds, commodities or currencies

    -   Low volatility: Seeks to add stability to returns over time

    -   Managed risk: Stop-loss mechanism is triggered if returns fall below a specified minimum

    -   Transparency: The individual Alpha Indices and their weightings in the
        Liquid Alpha Index are published daily on Bloomberg and Reuters

    -   Cost effective: As an alternative to a fund of hedge funds, Liquid Alpha seeks to provide a similar return without performance fees or liquidity constraints(2)

    -   Diverse Strategies: fundamental equity relative value, commodity carry, currency carry, yield curve slope monetization (see Appendix 1 for further detail on each strategy)

     1 The OAA is based upon Markowitz's Modern Portfolio Theory, also known as the theory of diversification; Markowitz won the 1990 Nobel Prize in Economics.
     Markowitz's "efficient frontier" refers to a series of optimal portfolio allocations that will maximize return for a given level of risk.

     2 There are, however, costs associated with the individual Alpha Indices that are charged to the Liquid Alpha Index. Although the index level is published daily, this index is not freely tradable and direct investment in the Liquid Alpha 5 Index is not available.

Liquid Alpha USD 5 TR
Performance Analysis

 Index Returns*

 3500

            Liquid Alpha 5% USD TR
 3000
            iBoxx USD Treasury

 2500    HFRX Global Hedge Fund
        -----

 2000

 1500

                                                   Liquid Alpha returns prior to
 1000                                                  4/23/08 have been
                                                    retrospectively calculated
 500

  Jan- Jan-  Jan-   Jan-  Jan-  Jan-   Jan-  Jan-  Jan-    Jan-  Jan-
 1999  2000  2001  2002   2003  2004   2005  2006  2007    2008  2009

 Performance Analysis*

 ----------------------------------------------------------------------------
                              Liquid Alpha 5      iBoxx USD      HFRX Global
 January 1999 - September 2009        USD TR       Treasury Hedge Fund Index
 ----------------------------------------------------------------------------
 Annualized Returns                    10.6%           5.6%             1.9%
 Volatility                             4.3%           5.0%             4.3%
 Sharpe Ratio (3.3%)                    1.70           0.46            -0.32
 ----------------------------------------------------------------------------
 Maximum Drawdown                     -10.0%          -5.8%           -25.2%
 Start Date                           Aug-08         Jan-09           Nov-07
 End Date                             Sep-09         Sep-09           Sep-09
 ----------------------------------------------------------------------------
 Max Monthly Consecutive Loss         -10.0%          -4.8%           -23.1%
 Start Date                           Aug-08         Jun-03           Jun-08
 End Date                             Nov-08         Aug-03           Jan-09
 ----------------------------------------------------------------------------
 Max/Min Returns
 Rolling 12 Months             21.0% / -9.2%  15.9% / -5.0%   16.4% / -23.3%
 Rolling 3 Months              8.7% / -10.4%   9.9% / -5.1%    7.1% / -18.6%
 Average Monthly Returns                0.9%           0.5%             0.2%
 % Months with Gains                   85.2%          67.2%            62.8%
 ----------------------------------------------------------------------------
 Correlation
 iBoxx USD Treasury                    -0.06           1.00            -0.23
 HFRX Global Hedge Fund Index           0.46          -0.23             1.00
 ----------------------------------------------------------------------------

Annual Returns*

       16.5%               17.8%        16.4%

              12.3% 12.1%        12.6%         11.5%                     10.6%

                                                      8.8%         9.2%

 5.4%

                                                             -7.2%

 1999   2000   2001   2002   2003   2004   2005   2006   2007   2008   2009  Annual

Historical 12 Month Volatility*

        10%
                                 Liquid Alpha 5% USD TR
        8%                       iBoxx USD Treasury
                                 HFRX Global Hedge Fund
        6%
        4%
        2%
        0%
      Jan-  Jan-   Jan-    Jan-   Jan-    Jan-    Jan-    Jan-   Jan-   Jan-
      2000    2001   2002    2003   2004    2005     2006  2007    2008  2009

*Source: Deutsche Bank, 2009, Bloomberg. Liquid Alpha has been retrospectively calculated and did not exist prior to April 23, 2008. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the Deutsche Bank
Liquid Alpha Index would have been lower than the Index as a result of fees and/or costs.

Liquid Alpha USD 5 TR
Performance Analysis

Monthly Returns Analysis[1]

	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009
Jan		1.73%	2.91%	1.18%	1.41%	0.91%	1.19%	1.57%	1.16%	0.22%	1.38%
Feb	0.97%	1.25%	-0.23%	0.55%	0.69%	2.30%	2.74%	0.87%	0.90%	0.20%	1.14%
Mar	0.93%	0.54%	2.05%	1.83%	-0.33%	0.51%	0.47%	0.72%	1.55%	0.05%	0.74%
Apr	1.13%	1.12%	0.42%	2.58%	5.12%	-0.97%	0.70%	-0.02%	1.75%	0.11%	1.92%
May	0.66%	2.27%	0.57%	0.64%	0.50%	0.23%	2.32%	-0.05%	1.79%	0.91%	2.22%
Jun	0.59%	-0.62%	0.82%	0.14%	2.85%	2.14%	2.55%	1.57%	0.69%	-0.22%	0.38%
Jul	-0.59%	1.94%	0.05%	0.28%	0.30%	0.58%	0.64%	0.75%	-0.50%	0.95%	0.62%
Aug	-0.37%	0.78%	0.49%	0.42%	1.27%	1.30%	-0.53%	1.84%	-2.11%	-0.72%	0.20%
Sep	0.46%	1.10%	1.26%	0.01%	1.14%	0.82%	2.82%	1.06%	2.16%	-3.78%	0.27%
Oct	0.48%	2.20%	1.11%	-0.99%	1.15%	0.42%	1.64%	0.46%	1.69%	-5.84%	
Nov	0.26%	1.20%	0.96%	2.91%	1.39%	2.30%	1.67%	-0.21%	-0.92%	0.02%	
Dec	0.62%	1.86%	1.26%	2.03%	1.12%	1.41%	-0.84%	2.46%	0.44%	0.84%	
Ann.Rtn.	5.39%	16.47%	12.26%	12.14%	17.83%	12.56%	16.38%	11.54%	8.85%	-7.24%	9.21%

Allocation Constraints

Liquid Alpha USD 5 TR Constituents	Live Date	Bloomberg	Range Exposure	Current Allocation
S&P X-Alpha USD TR Index	Oct 31 07	SPXADT	10% - 50%	16.64%
DB Commodity Harvest TR Index	Dec 17 07	DBCMHLTU	10% - 50%	9.57%
DB Currency Harvest TR Index	Oct 19 05	DBHVBUSF	10% - 50%	24.96%
DB SMART Index	Jul 15 07	DBSMARTD	10% - 50%	48.40%
DB Fed Funds Index	Oct 15 07	DBMMFED1	0% - 60%	0.43%

Historical Allocation


100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Jan-99
Jan-00
Jan-01
Jan-02
Jan-03
Jan-04
Jan-05
Jan-06
Jan-07
Jan-08
Oct-08
S&P X-Alpha USD TR
Commodity Harvest USD TR
Currency Harvest USD TR
DB SMART 5x USD TR
Fed Funds TR

[1]Source: Deutsche Bank, 2009, Bloomberg.
The Liquid Alpha Index has been retrospectively calculated and did not exist prior to April 23, 2008. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the Deutsche Bank Liquid Alpha Index would have been lower than the Index as a result of fees and/or costs.

Deutsche Bank

8

Liquid Alpha USD 5: from TR to ER

o   The Total Return (TR) Index is calculated first because the Optimized Asset
    Allocation model requires a cash component and fully-funded assets

o   Liquid Alpha Excess Return (ER) incorporates the alpha strategy with no funding component

o   The ER Index is calculated as the difference between the performance of the
    TR index and that of the DB Fed Funds Index since the last rebalancing date

    Liquid Alpha TR             Fed Funds         Liquid Alpha ER

Liquid Alpha USD 5 ER
Performance Analysis

 Index Returns*

  2400

  2200
  2000
  1800
  1600
  1400
  1200
  1000                                         Liquid Alpha returns prior to
   800                                               4/23/08 have been
                                               retrospectively calculated
  Jan- Jan-  Jan-   Jan-  Jan-   Jan-  Jan-  Jan- Jan-     Jan-  Jan-
  1999  2000   2001  2002   2003  2004   2005 20062007       20082009

 Performance Analysis*

 ----------------------------------------------------------------------------
                              Liquid Alpha 5      iBoxx USD      HFRX Global
 January 1999 - September 2009        USD ER       Treasury Hedge Fund Index
 ----------------------------------------------------------------------------
 Annualized Returns                     7.1%           5.6%             1.9%
 Volatility                             4.3%           5.0%             4.3%
 Sharpe Ratio (3.3%)                    1.65           0.46            -0.32
 ----------------------------------------------------------------------------
 Maximum Drawdown                     -11.4%          -5.8%           -25.2%
 Start Date                           Jul-07         Jan-09           Nov-07
 End Date                             Sep-09         Sep-09           Sep-09
 ----------------------------------------------------------------------------
 Max Monthly Consecutive Loss         -10.5%          -4.8%           -23.1%
 Start Date                           Aug-08         Jun-03           Jun-08
 End Date                             Dec-08         Aug-03           Jan-09
 ----------------------------------------------------------------------------
 Max/Min Returns
 Rolling 12 Months            19.8% / -11.7%  15.9% / -5.0%   16.4% / -23.3%
 Rolling 3 Months              8.4% / -10.8%   9.9% / -5.1%    7.1% / -18.6%
 Average Monthly Returns                0.6%           0.5%             0.2%
 % Months with Gains                   77.3%          67.2%            62.8%
 ----------------------------------------------------------------------------
 Correlation
 iBoxx USD Treasury                    -0.06           1.00            -0.23
 HFRX Global Hedge Fund Index           0.46          -0.23             1.00
 ----------------------------------------------------------------------------

Annual Returns*

                           16.5%

        9.5%        10.3%        11.1% 12.8%                       9.1%

              8.0%                             6.2%                       7.1%

                                                      3.5%

 0.5%

                                                             -9.1%

 1999   2000   2001   2002   2003   2004   2005   2006   2007   2008   2009  Annual

Historical 12 Month Volatility*

        10%
                                 Liquid Alpha 5% USD ER
        8%                       iBoxx USD Treasury
                                 HFRX Global Hedge Fund
        6%
        4%
        2%
        0%
      Jan-  Jan-   Jan-    Jan-   Jan-    Jan-    Jan-   Jan-   Jan-   Jan-
      2000    2001   2002    2003   2004    2005    2006   2007   2008   2009

*Source: Deutsche Bank, 2009, Bloomberg. Liquid Alpha has been retrospectively calculated and did not exist prior to April 23, 2008. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the Deutsche Bank
Liquid Alpha Index would have been lower than the Index as a result of fees and/or costs.

                                       10

Liquid Alpha USD 5 ER
Performance Analysis

Monthly Returns Analysis[1]

	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009
Jan		1.25%	2.39%	1.02%	1.31%	0.83%	1.00%	1.19%	0.69%	-0.12%	1.37%
Feb	0.60%	0.81%	-0.66%	0.41%	0.60%	2.22%	2.55%	0.52%	0.49%	-0.04%	1.12%
Mar	0.49%	0.03%	1.61%	1.70%	-0.44%	0.42%	0.25%	0.33%	1.12%	-0.18%	0.73%
Apr	0.73%	0.66%	0.00%	2.42%	5.03%	-1.05%	0.48%	-0.39%	1.31%	-0.08%	1.91%
May	0.29%	1.70%	0.21%	0.49%	0.40%	0.15%	2.05%	-0.51%	1.34%	0.74%	2.21%
Jun	0.16%	-1.16%	0.50%	0.00%	2.75%	2.05%	2.31%	1.16%	0.27%	-0.39%	0.36%
Jul	-1.00%	1.38%	-0.29%	0.12%	0.21%	0.47%	0.38%	0.30%	-0.96%	0.78%	0.61%
Aug	-0.83%	0.23%	0.18%	0.27%	1.19%	1.17%	-0.85%	1.39%	-2.55%	-0.88%	0.19%
Sep	0.02%	0.59%	1.02%	-0.14%	1.05%	0.69%	2.53%	0.64%	1.77%	-3.95%	0.26%
Oct	0.05%	1.63%	0.88%	-1.14%	1.07%	0.28%	1.32%	0.00%	1.25%	-5.95%	
Nov	-0.23%	0.66%	0.78%	2.81%	1.31%	2.13%	1.34%	-0.65%	-1.29%	-0.01%	
Dec	0.17%	1.35%	1.12%	1.93%	1.04%	1.23%	-1.18%	2.05%	0.07%	0.83%	
Ann. Rtn.	0.50%	9.48%	7.99%	10.28%	16.54%	11.07%	12.77%	6.17%	3.47%	-9.10%	9.07%

Allocation Constraints

Liquid Alpha USD 5 ER Constituents	Live Date	Bloomberg	Range Exposure	Current Allocation
S&P X-Alpha USD TR Index	Oct 31 07	SPXADT	10% - 50%	16.64%
DB Commodity Harvest TR Index	Dec 17 07	DBCMHLTU	10% - 50%	9.57%
DB Currency Harvest TR Index	Oct 19 05	DBHVBUSF	10% - 50%	24.96%
DB SMART Index	Jul 15 07	DBSMARTD	10% - 50%	48.40%

Historical Allocation



100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Jan-99
Jan-00
Jan-01
Jan-02
Jan-03
Jan-04
Jan-05
Jan-06
Jan-07
Jan-08
Oct-08
S&P X-Alpha USD TR
Commodity Harvest USD TR
Currency Harvest USD TR
DB SMART 5x USD TR
Deleveraged Exposure

[1]Source: Deutsche Bank, 2009, Bloomberg. The DB Liquid Alpha USD 5 ER Index has been retrospectively calculated and did not exist prior to April 23, 2008. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the Deutsche Bank Liquid Alpha USD 5 ER Index would have been lower than the Index as a result of fees and/or costs.

Deutsche Bank

11

Index Costs Summary

- The Liquid Alpha 5 Index has certain costs associated with the individual alpha indices that are charged to the Liquid Alpha 5 Index*
  - The cost to replicate the strategies underlying the Liquid Alpha 5 Index ranges between a minimum of 21 bps per annum and a maximum of 63 bps per annum, depending on the allocation between the underlying indices

- Individual index costs are based on an annual hedging cost, subtracted on a daily basis, and a bid-ask cost subtracted at each rebalancing

	Hedging Cost [1]	Bid-Ask Cost [1]
S&P X-Alpha Total Return Index	0.75%	-
db Commodity Harvest Total Return Index	0.50%	0.20%
db Currency Harvest Balanced Total Return Index	-	-
db SMART Total Return Index	0.25%	-
Fed Funds Total Return Index	-	-

*These costs are applicable as of the date hereof and may change according to market conditions.

[1] Indices that do not show Hedging Costs above have their costs allocated within the respective DB Index itself. Bid-Ask costs reflect the costs involved during a rebalancing and are only applicable to the DB Commodity Harvest TR Index

Deutsche Bank

12

Advantages of Liquid Alpha

o   Seeks to achieve high risk-adjusted returns

o   Utilizes well-known proprietary alpha indices from Equities, Rates,
    Commodities and Currencies

o   Seeks to achieve optimal allocation between uncorrelated "alpha" strategies
    Stop-loss feature seeks to manage downside risks

o   Low correlation to traditional asset classes

o   Transparent underlying with full reporting of daily index closing levels and weights on Bloomberg and Reuters

                                       13

Certain Risks of Liquid Alpha

o   LIQUID ALPHA HAS LIMITED PERFORMANCE HISTORY - Publication of Liquid Alpha
    began on April 23, 2008. Therefore, it has very limited performance history and no actual investment which allowed tracking of the performance of Liquid
    Alpha was possible before that date.

o   AN INVESTMENT LINKED OR RELATED TO LIQUID ALPHA WILL NOT BE THE SAME AS AN
    INVESTMENT IN THE ALPHA INDICES - The Liquid Alpha closing level on any trading day will depend on the performance of the Alpha Indices. The weighting of each Alpha Index is determined by the Optimized Asset Allocator
    ("OAA"), which seeks to maximize returns for a given level of volatility.
    You should, therefore, carefully consider the composition and calculation of each Alpha Index.

o   ALPHA INDICES ARE NOT EQUALLY WEIGHTED IN THE LIQUID ALPHA MODEL AND MAY
    OFFSET EACH OTHER - The Alpha Indices are assigned different weightings in
    Liquid Alpha via the Optimized Asset Allocation Model. The same return generated by two Alpha Indices, whether positive or negative, may have a different effect on the performance of Liquid Alpha. Additionally, positive returns generated by one or more Alpha Index may be moderated or more than offset by smaller positive returns or negative returns generated by the other Alpha Indices.

o   FOR THE EXCESS RETURN INDEX, THE CLOSING LEVEL IS AFFECTED BY THE
    PERFORMANCE OF THE FED FUNDS INDEX -- The calculation of the Excess Return
    Index level is intended to reflect the excess return (if any) of the Total
    Return Index relative to the return of the Fed Funds Index. Although the
    Total Return Index and the Fed Funds Index may perform positively, if the
    Total Return Index does not outperform the Fed Funds Index the Excess Return
    Index level will not increase.

o   THE ACTUAL EXPERIENCED VOLATILITY OF EACH ALPHA INDEX AND LIQUID ALPHA MODEL
    MAY NOT EQUAL THE TARGET VOLATILITY, WHICH MAY HAVE A NEGATIVE IMPACT ON THE
    PERFORMANCE OF LIQUID ALPHA - The weighting of each Alpha Index in the
    Liquid Alpha Model is adjusted to target a volatility level of 5%. Because this adjustment is based on the volatility of the previous 60 business days, the actual volatility realized on the Alpha Indices and the Liquid Alpha
    Model will not necessarily equal the volatility target.

o   THE CALCULATION OF LIQUID ALPHA'S CLOSING LEVEL WILL INCLUDE A DEDUCTION OF
    COSTS FROM THE ALPHA INDICES - On each trading day, the calculation of
    Liquid Alpha's closing level will include a deduction of costs from the
    Alpha Indices currently ranging between a minimum of 21 basis points per annum and maximum of 63 basis points per annum, depending on the individual weightings of the Alpha Indices.

                                       14

Appendix 1:

The Underlying Indices

S&P X-Alpha USD TR Strategy Index
Bloomberg Ticker : SPXADT

Equity                   Cash

   Commodity          Rates
               FX

o   The S&P X-Alpha USD Total Return Strategy Index uses a rules-based, mathematical model that reflects the relative performance between a basket of eight DB Regional Style equity indices and a basket of four regional equity benchmark indices and also contains a Fed Funds Return Index. The regional focus of the Index is the USA, Eurozone, Japan and the United
    Kingdom. The X-Alpha Model seeks to identify, from a growth perspective, high short-term earnings momentum stocks in global developed markets and, from a value perspective, low price-earnings ratio or high dividend yielding stocks in the same markets.

o   The X-Alpha Model employs the Deutsche Bank proprietary indices (DB Regional
    Style Indices) that reflect the performance of these categories of stocks, and pairs each with a regional well-known, broad equity index maintained by a third-party sponsor (Benchmark Indices), to make eight Index Constituent
    Pairs.

o   The return on an Index Constituent Pair is determined based on the daily cumulative return of the relevant DB Regional Style Index compared to that of the relevant Benchmark Index. The X-Alpha Model reflects a weighted return in USD of the Index Constituent Pairs, with the pair weights being determined based upon initial weights assigned to each Index Constituent
    Pair, adjusted based upon their recent observed volatility to target a volatility of 8% per year for the X-Alpha Model's exposure to each Index
    Constituent Pair.

                                       16

S&P X-Alpha USD TR Strategy Index        Equity             Cash
Performance Analysis                     Commodity       Rates
                                                     FX

 Performance Analysis*

---------------------------------------------------------------------------
                                S&P X-Alpha     iBoxx USD      HFRX Global
January 1999 - September 2009        USD TR      Treasury Hedge Fund Index
---------------------------------------------------------------------------
Annualized Returns                     9.5%          5.6%             1.9%
Volatility                             6.4%          5.0%             4.3%
Sharpe Ratio (3.3%)                    0.96          0.46            -0.32
---------------------------------------------------------------------------
Maximum Drawdown                     -12.0%         -5.8%           -25.2%
Start Date                           Jun-07        Jan-09           Nov-07
End Date                             Sep-09        Sep-09           Sep-09
---------------------------------------------------------------------------
Max Monthly Consecutive Loss          -7.3%         -4.8%           -23.1%
Start Date                           Jun-08        Jun-03           Jun-08
End Date                             Nov-08        Aug-03           Jan-09
---------------------------------------------------------------------------
Max/Min Returns
Rolling 12 Months            36.1% / -13.5% 15.9% / -5.0%   16.4% / -23.3%
Rolling 3 Months              12.4% / -7.3%  9.9% / -5.1%    7.1% / -18.6%
Average Monthly Returns                0.8%          0.5%             0.2%
% Months with Gains                   71.1%         67.2%            62.8%
---------------------------------------------------------------------------
Correlation
iBoxx USD Treasury                     0.03          1.00            -0.23
HFRX Global Hedge Fund Index           0.30         -0.23             1.00
---------------------------------------------------------------------------

 Monthly Returns*

-------------------------------------------------------------------------------
          1999   2000   2001  2002  2003  2004   2005  2006  2007   2008  2009
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Jan            -0.89%  3.44% 1.62% 0.21%-0.10%  1.73% 5.61% 0.02%  2.42% 2.02%
Feb      1.35%  0.48%  3.03% 0.55%-0.80% 1.62%  4.90%-1.44% 1.77% -1.35% 1.82%
Mar     -0.04%  4.01%  1.67% 2.65%-1.80% 1.86%  0.35% 3.03% 3.21% -1.33% 1.24%
Apr      2.04%  2.37%  0.38% 5.82% 1.53% 0.18% -1.65% 0.95% 0.65%  1.19% 3.24%
May      1.56%  3.69%  0.25% 0.50% 4.01%-0.02%  0.12% 0.55% 1.31%  0.46% 2.50%
Jun     -1.77% -1.48%  0.07% 3.09%-0.86% 2.76%  3.68% 1.96%-0.31% -1.50% 0.58%
Jul     -0.46%  1.39%  0.55% 0.51% 0.58% 0.50%  1.17% 0.61% 0.05% -2.09%-0.13%
Aug     -0.86%  2.30%  2.06% 0.95% 1.95% 0.18%  3.23%-1.91%-1.24% -0.90%-1.17%
Sep      0.15%  1.77% -1.51% 0.31% 0.82% 3.00%  2.15%-1.11%-0.29% -2.02% 0.60%
Oct     -0.76%  2.09%  0.96%-4.97% 1.38% 0.23% -0.64% 1.80% 0.19% -1.05%
Nov     -2.63%  1.76% -0.35%-0.75% 0.68% 2.90%  0.06% 1.27%-2.73%  0.04%
Dec      0.37%  3.61%  0.70% 2.16%-0.81% 1.00%  0.70% 0.16%-2.13%  0.73%
-------------------------------------------------------------------------------
Ann.Rtn. 0.12% 23.07% 11.73%12.77% 6.96%14.96% 16.76%11.85% 0.34% -5.36%11.04%
-------------------------------------------------------------------------------

*Source: Deutsche Bank, 2009, Bloomberg. The S&P X-Alpha TR Strategy Index and
its underlying style indices have been retrospectively calculated and did not exist prior to October 31, 2007. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the S&P X-Alpha USD TR Strategy
Index would have been lower than the Index as a result of fees and/or costs.

                                       17

Certain Risks of S&P X-Alpha

O   THE INDEX HAS LIMITED PERFORMANCE HISTORY - Publication of the Index began on October 31, 2007. Therefore, the Index has very limited performance history, and no actual investment which allowed a tracking of the performance of the Index was possible before that date.

O   THE INDEX CONSTITUENT PAIRS ARE NOT EQUALLY WEIGHTED IN THE X-ALPHA MODEL
    AND MAY OFFSET EACH OTHER - The Index Constituent Pairs are assigned different weightings. Positive returns generated by one or more Index
    Constituent Pairs may be moderated or more than offset by smaller positive returns or negative returns generated by the other Index Constituent Pairs, particularly if the Index Constituent Pairs that generate positive returns are assigned relatively low weightings in the X-Alpha Model.

O   THE RETURNS OF THE INDEX CONSTITUENT PAIRS WILL BE EXPOSED TO FLUCTUATIONS
    IN EXCHANGE RATES -- For the purposes of determining the returns of the Index
    Constituent Pairs, the currency in which any DB Regional Style Index or
    Benchmark Index (if such currency is not U.S. dollars) will be converted into U.S. dollars at the relevant spot exchange rate. Any positive or negative return that is generated as a result of the performance of a DB
    Regional Style Index compared to that of a Benchmark Index with which it is paired is exposed to fluctuations in the exchange rate between the U.S.
    dollar and the currency in which such DB Regional Style Index and such
    Benchmark Index are publicly quoted.

O   THE ACTUAL EXPERIENCED VOLATILITY OF EACH INDEX CONSTITUENT PAIR AND THE
    X-ALPHA MODEL MAY NOT EQUAL TARGET VOLATILITY, WHICH MAY HAVE A NEGATIVE
    IMPACT ON THE PERFORMANCE OF THE INDEX - The weighting of each Index
    Constituent Pair in the X-Alpha Model and the X-Alpha Model are adjusted to target a volatility level of 8%. Because this adjustment is based on recently experienced volatility and is subject to a minimum of 50% and a maximum of 150%, the actual volatility realized on the Index Constituent
    Pairs and the X-Alpha Model will not necessarily equal the volatility target.

O   THE CALCULATION OF THE INDEX CLOSING LEVEL WILL INCLUDE A DEDUCTION OF A
    BORROW FEE - On each trading day, the calculation of the Index closing level will include a deduction of a borrow fee to defray transaction costs incurred in relation to the Index on such day.

                                       18

DB Commodity Harvest USD TR Index
Bloomberg Ticker : DBCMHLTU

O   The Deutsche Bank Commodity Harvest Index (DBCHI) employs a rules-based strategy to generate "carry" by capturing the relative value between the
    "optimum roll" strategy within the DB commodity index and the "fixed roll"
    strategy within a benchmark commodity index

O   For each commodity, the index seeks to generate returns, independent from the direction of the commodity's price, through zero-net-exposure long and short positions along the first 13 months of the forward curve

    -   The "long position" is the DB Commodity Booster - S&P GSCI(TM) Light Energy
        Index (Commodity Booster Index), which rolls each commodity futures contract according to Deutsche Bank's "Optimal Yield" methodology, which seeks to generate the maximum implied yield

    -   The "short position" is the benchmark index, the S&P GSCITM Light Energy
        Commodity Index, which rolls each commodity futures contract on a pre-defined roll schedule according to the shortest- dated contract

O   The weights ascribed to each long/short commodity exposure are the weights in the S&P GSCITM Light Energy Index

O   The long and short positions are rebalanced monthly to achieve a zero net exposure

                                       19

DB Commodity Harvest USD TR Index
Performance Analysis

Index Returns*
  2700
  2500
  2300
  2100
  1900
  1700
  1500
  1300
  1100
   900

                      DB Commodity Harvest Index
                returns prior to 12/17/07 have
                       been retrospectively

Performance Analysis*
---------------------------------------------------------------------------
                               DB Commodity     iBoxx USD      HFRX Global
January 1999 - September 2009   Harvest USD      Treasury Hedge Fund Index

---------------------------------------------------------------------------
Annualized Returns                     8.5%          5.6%             1.9%

Volatility                             3.7%          5.0%             4.3%
Sharpe Ratio                                          .46
(3.3%)                                 1.41          0               -0.32
---------------------------------------------------------------------------
Maximum Drawdown                      -4.2%         -5.8%           -25.2%

Start Date                           Jul-02        Jan-09           Nov-07

End Date                             Apr-03        Sep-09           Sep-09
---------------------------------------------------------------------------
Max Monthly Consecutive Loss          -3.8%         -4.8%           -23.1%
Start Date                           Oct-00        Jun-03           Jun-08

End Date                             Jan-01        Aug-03           Jan-09

---------------------------------------------------------------------------
Max/Min Returns

Rolling 12 Months             23.2% / -3.4% 15.9% / -5.0%   16.4% / -23.3%
                                                .9% /
Rolling 3 Months               8.0% / -4.7%    9    -5.1%    7.1% / -18.6%

Average Monthly
Returns                                0.7%          0.5%             0.2%

% Months with
Gains                                 75.8%         67.2%            62.8%
---------------------------------------------------------------------------
Correlation
iBoxx USD Treasury                     0.06          1.00            -0.23

HFRX Global Hedge Fund Index          -0.10         -0.23             1.00

Monthly Returns*
-------------------------------------------------------------------------------
         1999   2000   2001  2002  2003  2004   2005  2006   2007  2008   2009
Jan            0.43%  3.99% 0.78% 0.80% 0.85%  1.01% 2.40%  0.50% 1.66%  1.45%
Feb     1.33%  0.36%  1.93%-0.15%-3.18% 0.72%  0.26% 2.00%  1.01%-0.13%  0.45%
Mar    -0.88%  0.46%  1.63%- 0.95% 3.39% 1.06%  1.18% 0.48%  1.00% 1.47%  0.25%
Apr     0.08%  0.92%  0.79% 0.20% 1.42% 0.62%  2.79% 0.80%  1.14% 0.35% -0.23%
May     1.23% -0.21%  0.46% 1.16%-0.82% 1.49%  0.60% 0.92%  0.95% 1.03% -0.66%
Jun     0.68% -0.35%  1.83% 0.48% 1.95% 2.36%  2.39% 1.33% -0.49% 0.60% -0.59%
Jul    -0.08%  2.09%  0.70%-0.31%-0.40% 0.73%  0.61% 1.31% -1.27% 0.82%  0.87%
Aug    -0.67% -1.58%  0.25%-0.19% 0.48% 2.28% -2.09% 3.00% -0.27% 1.02% -0.27%
Sep     0.37%  2.57%  2.25%-2.23% 1.59% -0.68% 0.92% 2.07% -1.66% 0.41% -0.20%
Oct     1.94% -0.51%  0.44% 0.63%-0.47% 1.41%  2.04% 0.22%  1.78% 1.47%
Nov     0.25% -1.80%  0.36% 0.60% 0.45% 1.94%  2.15% 0.64%  1.47% 1.27%
Dec     0.61% -1.57%  0.20%-0.36% 0.34% 1.41%  1.78% 2.01%  0.54% 2.18%
-------------------------------------------------------------------------------
Ann.Rtn.4.86%  0.71% 15.79%-0.39% 5.54% 15.10%14.42%18.53%  4.73%12.83%  1.21%
-------------------------------------------------------------------------------

*Source: Deutsche Bank, 2009, Bloomberg. The DB Commodity Harvest Index has been retrospectively calculated and did not exist prior to December 17, 2007.
Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Harvest Index would have been lower than the Index as a result of fees and/or costs.

                                       20

Certain Risks of DB Commodity Harvest Index

o   THE DB COMMODITY HARVEST INDEX HAS LIMITED PERFORMANCE HISTORY -- Publication
    of the Index began on December 17, 2007. Therefore, the Index has very limited performance history, and no actual investment which allowed a tracking of the performance of the Index was possible before that date.

o   STRATEGY RISK -- The DB Commodity Harvest Index reflects a strategy that takes a long position in the DB Commodity Booster Index and a short position in the S&P GSCI(TM) Light Energy Index. The value of the DB Commodity Harvest
    Index will be adversely affected if the DB Commodity Booster Index does not outperform the benchmark S&P GSCI(TM) Light Energy Index.

                                       21

DB Balanced Currency Harvest Funded Index

Bloomberg Ticker : DBHVBUSF



Equity
Cash
Commodity
Rates
FX
α

- The DB Balanced Currency Harvest Funded Index (DB Currency Harvest) reflects the total return performance of a portfolio that systematically invests in a diversified basket of high-yielding currencies, funded by going short a diversified basket of low-yielding currencies, plus a money market performance linked to the Fed Funds rate
- The index methodology is designed to exploit a forward rate bias, (the tendency of currency forward rates to under-predict future spot prices) through systematic allocation rules
- The Index methodology is implemented by ranking a currency pool of G10 and Emerging Market currencies by their 3-month Libor rates (sourced from reliable and transparent third party fixing pages) and investing in 3-month forward contracts by offsetting equal amounts of high-yielding currencies with low-yielding currencies
  - Long Exposure: Two highest yielding G10 currencies plus the 3 next highest yielding currencies from the Balanced Currency Pool
  - Short Exposure: Two lowest yielding G10 currencies plus the 3 next lowest yielding currencies from the Balanced Currency Pool
- A roll-window feature is built into the Index to enhance returns and the Index is rebalanced quarterly

Balanced Currency Pool (as of May 2008)	
G10	**Emerging Markets**
Australia	Brazil
Canada	Czech Republic
Euro	Hungary
Japan	Mexico
New Zealand	Poland
Norway	Singapore
Sweden	South Africa
Switzerland	South Korea
United Kingdom	Taiwan
United States	Turkey

Deutsche Bank

22

DB Currency Harvest Index
Performance Analysis

Index Returns*



5000
4500
4000
3500
3000
2500
2000
1500
1000
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008
Jan-2009
DB Currency Harvest Index returns prior to 10/19/05 have been retrospectively

Annual Returns*



13.9%
20.8%
15.6%
18.7%
31.8%
14.0%
22.0%
7.7%
18.9%
-21.9%
21.9%
14.4%
1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 Annual

Performance Analysis*

January 1999 - September 2009	DB Currency Harvest USD	iBoxx USD Treasury	HFRX Global Hedge Fund Index
Annualized Returns	14.4%	5.6%	1.9%
Volatility	11.5%	5.0%	4.3%
Sharpe Ratio (3.3%)	0.97	0.46	-0.32
Maximum Drawdown	-26.6%	-5.8%	-25.2%
Start Date	Aug-08	Jan-09	Nov-07
End Date	Sep-09	Sep-09	Sep-09
Max Monthly Consecutive Loss	-26.6%	-4.8%	-23.1%
Start Date	Aug-08	Jun-03	Jun-08
End Date	Feb-09	Aug-03	Jan-09
Max/Min Returns			
Rolling 12 Months	41.6% / -24.3%	15.9% / -5.0%	16.4% / -23.3%
Rolling 3 Months	16.9% / -26.6%	9.9% / -5.1%	7.1% / -18.6%
Average Monthly Returns	1.2%	0.5%	0.2%
% Months with Gains	75.0%	67.2%	62.8%
Correlation			
iBoxx USD Treasury	-0.16	1.00	-0.23
HFRX Global Hedge Fund Index	0.47	-0.23	1.00

Monthly Returns*

	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009
Jan		4.21%	2.85%	2.63%	2.37%	1.73%	2.34%	0.39%	1.88%	-2.14%	-0.79%
Feb	1.96%	2.03%	-6.56%	1.01%	2.22%	3.48%	2.18%	2.67%	0.72%	-0.64%	3.22%
Mar	5.28%	0.25%	3.18%	3.48%	-1.39%	-0.21%	-0.40%	-3.53%	2.58%	-4.51%	3.70%
Apr	2.02%	1.82%	2.91%	1.57%	9.35%	-1.95%	2.17%	-0.23%	3.16%	6.45%	3.41%
May	0.58%	1.45%	2.38%	0.95%	1.05%	-1.63%	4.15%	-6.46%	3.33%	2.90%	2.29%
Jun	0.80%	0.48%	2.12%	-5.25%	4.53%	0.76%	2.86%	1.98%	3.17%	-0.21%	3.25%
Jul	-1.31%	3.15%	-2.80%	-2.56%	0.15%	2.88%	0.65%	4.18%	-0.15%	4.07%	2.61%
Aug	-0.98%	0.48%	0.19%	3.28%	1.42%	1.27%	-0.53%	3.51%	-3.57%	-1.78%	0.89%
Sep	0.57%	0.46%	-2.97%	0.41%	1.76%	2.36%	4.63%	-0.50%	5.09%	-7.30%	1.55%
Oct	0.46%	2.72%	3.65%	2.99%	1.91%	0.45%	1.88%	3.57%	3.59%	-13.42%	
Nov	2.18%	1.58%	5.70%	6.07%	2.43%	2.37%	2.83%	-1.21%	-3.47%	-2.40%	
Dec	2.26%	0.53%	4.71%	3.24%	2.49%	1.84%	-2.52%	3.67%	1.52%	-3.90%	
Ann. Rtn.	13.87%	20.83%	15.64%	18.75%	31.79%	14.03%	21.96%	7.72%	18.91%	-21.90%	21.93%

*Source: Deutsche Bank, 2009, Bloomberg. The DB Currency Harvest Index has been retrospectively calculated and did not exist prior to October 19, 2005. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Currency Harvest Index would have been lower than the Index as a result of fees and/or costs.

Deutsche Bank

23

Certain Risks of DB Currency Harvest

THE DB BALANCED CURRENCY HARVEST INDEX HAS LIMITED PERFORMANCE HISTORY --
Publication of the Index began on October 19, 2005. Therefore, the Index has very limited performance history, and no actual investment which allowed a tracking of the performance of the Index was possible before that date.

STRATEGY RISK -- The strategy reflected in the DB Currency Harvest Index takes the view that by taking long positions in high yielding currencies and short positions in low yielding currencies, an investor's gain from interest rate differentials in the high yielding jurisdictions will exceed any potential losses from currency rate risk. The Index Sponsor provides no assurance that this expectation is or will remain valid. Various market factors and circumstances at any time and over any period could cause and have in the past caused investors to become more risk averse to high yielding currencies. Such risk aversion is greater with respect to the non-G10 currencies, which may be volatile and subject to large fluctuations, devaluations, exchange controls and inconvertibility.

GAINS IN COMPONENTS OF THE DB CURRENCY HARVEST INDEX MAY BE OFFSET BY LOSSES IN
OTHER INDEX COMPONENTS -- The DB Currency Harvest Index is composed of multiple currency positions. Any gain in one position may be offset by a loss in another position.

CURRENCY MARKETS MAY BE HIGHLY VOLATILE -- Currency markets may be highly volatile, particularly in relation to emerging or developing nations'
currencies and, in certain market conditions, also in relation to developed nations' currencies. The DB Currency Harvest Index components may include emerging market countries that are more exposed to the risk of swift political change and economic downturns than their industrialized counterparts. Political or economic instability is likely to have an adverse effect on the performance of the DB Currency Harvest Index.

[GRAPHIC OMITTED]

  DB SMART USD Index
  Equity
  Cash

  Bloomberg Ticker : DBSMARTD

The DB SMART Index seeks to capture returns generated by changes in the slope of the USD yield curve The index methodology implements dynamic long or short
"steepener" positions in order to benefit from relative changes in short-term and long-term interest rates ? A steepener is constructed with long/short forward starting interest rate swaps, duration-weighted to remain neutral to small parallel shifts in the yield curve

? Long steepener: 1mo forward 2yr Swap (fixed rate receiver) + 1mo forward 10yr
Swap (fixed rate payer)

? Short steepener: 1mo forward 2yr Swap (fixed rate payer) + 1mo forward 10yr
Swap (fixed rate receiver)

The rules-based methodology uses a 2-criteria process to determine the appropriate trading strategy to generate alpha based on recent changes in the
USD yield curve or the relative value between short-term and long-term interest rates

? Criteria 1: Recent changes in the 3-month USD Libor rate measured by the percentage change month over month

? Criteria 2: The current slope of the USD yield curve measured by the "carry"
of a 1-month forward starting steepener position (receiving 2-year swap rate while paying 10-year swap rate)

                                   [GRAPHIC]

[GRAPHIC OMITTED]

DB SMART 5x USD TR Index

Performance Analysis

Index Returns*

 Performance Analysis*

---------------------------------------------------------------------------
                                   DB SMART     iBoxx USD      HFRX Global
January 1999 - September 2009     USD 5x TR  Treasury 1-3 Hedge Fund Index
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Annualized Returns                     5.6%          4.4%             1.9%
Volatility                             2.9%          1.7%             4.3%
Sharpe Ratio (3.3%)                    0.78          0.68            -0.32
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Maximum Drawdown                      -4.9%         -1.2%           -25.2%
Start Date                           Mar-08        Apr-08           Nov-07
End Date                             May-09        Sep-08           Sep-09
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Max Monthly Consecutive Loss          -3.8%         -1.2%           -23.1%
Start Date                           Nov-08        Apr-08           Jun-08
End Date                             Dec-08        Jun-08           Jan-09
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Max/Min Returns
Rolling 12 Months             14.7% / -3.8% 11.1% / -0.6%   16.4% / -23.3%
Rolling 3 Months               5.6% / -4.4%  3.9% / -1.9%    7.1% / -18.6%
Average Monthly Returns                0.5%          0.4%             0.2%
% Months with Gains                   78.1%         77.3%            62.8%
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Correlation
iBoxx USD Treasury 1-3 years           0.06          1.00            -0.28
HFRX Global Hedge Fund Index           0.06         -0.28             1.00
---------------------------------------------------------------------------

 Monthly Returns*

-------------------------------------------------------------------------------
         1999   2000   2001  2002   2003   2004  2005   2006  2007  2008  2009
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Jan            0.39% -0.12% 0.36%  0.56% -0.29% 1.50%  0.28% 0.45% 1.17% 1.34%
Feb     0.52%  0.89%  0.42% 0.05% -0.29%  0.54% 0.36%  0.93% 0.32% 1.60% 1.43%
Mar     1.38% -0.71%  1.96%-0.25%  1.02%  0.02% 0.35% -0.32% 0.03%-0.28%-0.26%
Apr     0.38%  0.46%  1.59% 0.43%  0.26%  0.00% 0.54% -0.43% 0.72%-1.80% 1.34%
May     0.33%  0.59%  1.21% 0.36% -1.24% -0.03% 0.86%  0.82% 0.76% 0.11% 2.98%
Jun     1.04%  0.56%  0.57% 1.27%  0.81%  0.29% 0.67%  0.54%-0.47%-0.09%-0.34%
Jul     0.45%  1.04%  0.95% 2.04%  2.95%  0.09% 0.26%  0.25%-0.04% 0.32% 0.53%
Aug     0.92%  0.30%  0.55%-0.85% -0.97%  0.19% 0.53%  0.76% 0.86%-0.12% 0.44%
Sep     0.44%  1.13%  2.06% 0.19% -0.28%  0.88% 0.53%  0.65%-0.52%-0.47%-0.39%
Oct     0.59%  0.59%  1.30% 1.42% -0.07%  0.20% 0.00%  0.57% 0.51% 1.28%
Nov     0.36%  0.43%  0.67%-0.39% -0.60%  0.84% 0.47%  0.94% 0.58%-3.84%
Dec     0.43%  0.52%  1.33% 0.75%  1.11%  0.85% 0.76%  0.37% 0.21% 0.35%
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Ann.Rtn.7.26%  6.35% 13.21% 5.47%  3.25%  3.64% 7.05%  5.48% 3.44%-1.87% 7.25%
-------------------------------------------------------------------------------

*Source: Deutsche Bank, 2009, Bloomberg. The DB Smart Index has been retrospectively calculated and did not exist prior to July 15, 2007.
Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Smart Index would have been lower than the Index as a result of fees and/or costs.

Certain Risks of DB SMART USD Index

THE DB SMART USD INDEX HAS LIMITED PERFORMANCE HISTORY -- Publication of the
Index began on July 15, 2007. Therefore, the Index has very limited actual performance history, and no actual investment which allowed a tracking of the performance of the Index was possible before that date.

STRATEGY RISK -- The DB SMART USD Index reflects an investment strategy that systematically selects steepening or flattening positions in relation to the
USD yield curve based on signals of a rate cutting or rate hiking cycle or the implied positive or negative carry in those positions in order to capture returns generated by changes in the slope of the USD yield curve. If the slope of the USD yield curve does not behave in the manner indicated by the signals or remains flat or nearly flat for extended periods, the value of the DB SMART
USD Index could be adversely affected.

LEVERAGED EXPOSURE TO THE DB SMART USD INDEX -- Positive or negative returns generated by the DB SMART USD Index are five times leveraged before being assigned a weighting in Liquid Alpha by the Optimized Asset Allocation Model.
If the investment strategy reflected by the DB SMART USD Index does not generate positive results, the contribution of the DB SMART USD Index to Liquid
Alpha will be the weighted, leveraged negative performance of the DB SMART USD
Index.

DB Fed Funds Total Return Index
Bloomberg Ticker : DBMMFED1

The DB Fed Funds Total Return Index measures the accrual of a deposit invested at the inter-bank overnight interest rate (Fed Funds). The deposit is compounded (reinvested) daily, with a 360-day year convention. Fed Funds refers to the rate published at the close of business in New York.

DB Fed Funds Index
Performance Analysis

Index Returns*


1450
1400
1350
1300
1250
1200
1150
1100
1050
1000
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008
Jan-2009
DB FEDFUNDS Index returns prior to 15/10/07 have been retrospectively calculated

Annual Returns*


4.9%
6.5%
4.0%
1.7%
1.1%
1.4%
3.3%
5.1%
5.3%
2.0%
0.1%
3.3%
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
Annual

Performance Analysis*

January 1999 - September 2009	Fed Funds TR	iBoxx USD Treasury 1-3	HFRX Global Hedge Fund Index
Annualized Returns	3.3%	4.4%	1.9%
Volatility	0.2%	1.7%	4.3%
Sharpe Ratio (3.3%)	-	0.68	-0.32
Maximum Drawdown	-	-1.2%	-25.2%
Start Date	-	Apr-08	Nov-07
End Date	-	Sep-08	Sep-09
Max Monthly Consecutive Loss	-	-1.2%	-23.1%
Start Date	-	Apr-08	Jun-08
End Date	-	Jun-08	Jan-09
Max/Min Returns			
Rolling 12 Months	6.6% / 0.3%	11.1% / -0.6%	16.4% / -23.3%
Rolling 3 Months	1.7% / 0.0%	3.9% / -1.9%	7.1% / -18.6%
Average Monthly Returns	0.3%	0.4%	0.2%
% Months with Gains	100.0%	77.3%	62.8%
Correlation			
iBoxx USD Treasury 1-3 years	0.09	1.00	-0.28
HFRX Global Hedge Fund Index	0.00	-0.28	1.00

Monthly Returns*

	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009
Jan		0.48%	0.55%	0.16%	0.11%	0.08%	0.19%	0.38%	0.48%	0.34%	0.01%
Feb	0.37%	0.45%	0.43%	0.14%	0.10%	0.08%	0.19%	0.35%	0.41%	0.24%	0.02%
Mar	0.44%	0.52%	0.44%	0.13%	0.11%	0.09%	0.23%	0.39%	0.44%	0.23%	0.02%
Apr	0.40%	0.47%	0.42%	0.16%	0.11%	0.08%	0.22%	0.37%	0.45%	0.19%	0.01%
May	0.37%	0.57%	0.36%	0.15%	0.10%	0.08%	0.27%	0.45%	0.45%	0.17%	0.01%
Jun	0.43%	0.55%	0.32%	0.14%	0.11%	0.09%	0.25%	0.42%	0.42%	0.17%	0.02%
Jul	0.42%	0.57%	0.34%	0.16%	0.09%	0.11%	0.26%	0.45%	0.47%	0.17%	0.01%
Aug	0.45%	0.56%	0.32%	0.15%	0.08%	0.13%	0.32%	0.45%	0.43%	0.16%	0.01%
Sep	0.44%	0.53%	0.24%	0.15%	0.09%	0.13%	0.30%	0.42%	0.39%	0.16%	0.01%
Oct	0.42%	0.58%	0.23%	0.15%	0.09%	0.14%	0.33%	0.47%	0.44%	0.09%	
Nov	0.48%	0.54%	0.18%	0.11%	0.08%	0.17%	0.33%	0.44%	0.37%	0.03%	
Dec	0.45%	0.53%	0.15%	0.11%	0.09%	0.19%	0.35%	0.42%	0.37%	0.02%	
Ann.Rtn.	4.88%	6.52%	4.04%	1.72%	1.15%	1.38%	3.30%	5.14%	5.25%	1.98%	0.13%

*Source: Deutsche Bank, 2009, Bloomberg. The DB Fed Funds Index has been retrospectively calculated and did not exist prior to October 15, 2007. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Fed Funds Index would have been lower than the Index as a result of fees and/or costs.

Deutsche Bank

29

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